                                                                EXHIBIT 99(g)(2)

                                  ATTACHMENT B

                               FEES AND EXPENSES

Morgan Stanley Institutional Fund Trust

Morgan Stanley Institutional Fund, Inc.

The Universal Institutional Funds, Inc.

Morgan Stanley Strategic Adviser Fund, Inc.

The Latin American Discovery Fund, Inc.
The Malaysia Fund, Inc.
Morgan Stanley Asia-Pacific Fund, Inc.
Morgan Stanley Emerging Markets Fund, Inc.
Morgan Stanley India Investment Fund, Inc.
The Thai Fund, Inc.
The Turkish Investment Fund, Inc.
Morgan Stanley Eastern Europe Fund, Inc.
Morgan Stanley Emerging Markets Debt Fund, Inc.
Morgan Stanley Global Opportunity Bond Fund, Inc.
Morgan Stanley High Yield Fund, Inc.

Custody Fee Schedule (effective Oct. 1, 2002)

--------------------------------------------------------------------------------
                                       ASSET CHARGE           TRANSACTION CHARGE
COUNTRY                                (BASIS POINT)          (USD $)
--------------------------------------------------------------------------------
Argentina                                         25                          83
--------------------------------------------------------------------------------
Australia                                          4                          38
--------------------------------------------------------------------------------
Austria                                            8                          50
--------------------------------------------------------------------------------
Bangladesh                                        60                         150
--------------------------------------------------------------------------------
Belgium                                            5                          50
--------------------------------------------------------------------------------

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

Bermuda                                           18                          75
--------------------------------------------------------------------------------
Botswana                                          60                          73
--------------------------------------------------------------------------------
Brazil                                            15                          58
--------------------------------------------------------------------------------
Bulgaria                                          35                          75
--------------------------------------------------------------------------------
Canada                                          3.50                          23
--------------------------------------------------------------------------------
Chile                                          37.50                          80
--------------------------------------------------------------------------------
China (Shanghai)                                  25                          70
--------------------------------------------------------------------------------
Colombia                                       42.50                         100
--------------------------------------------------------------------------------
Cyprus                                            60                         150
--------------------------------------------------------------------------------
Czech Republic                                 33.50                          90
--------------------------------------------------------------------------------
Denmark                                            4                          52
--------------------------------------------------------------------------------
Ecuador                                           45                          90
--------------------------------------------------------------------------------
Egypt                                             40                          75
--------------------------------------------------------------------------------
Estonia                                           35                          75
--------------------------------------------------------------------------------
Euroclear                                       1.75                          23
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                                FEES AND EXPENSES

--------------------------------------------------------------------------------
                                       ASSET CHARGE           TRANSACTION CHARGE
COUNTRY                                (BASIS POINT)          (USD $)
--------------------------------------------------------------------------------
Euroclear (for SICAV                            1.50                          23
Liquidity Fund)
--------------------------------------------------------------------------------
Euro CDs                                        1.75                          23
--------------------------------------------------------------------------------
Finland                                            5                          50
--------------------------------------------------------------------------------
France                                           2.5                          47
--------------------------------------------------------------------------------
Germany                                         1.75                          27
--------------------------------------------------------------------------------
Ghana                                             60                          80
--------------------------------------------------------------------------------
Greece                                            40                          75
--------------------------------------------------------------------------------
Hong Kong                                          3                          60
--------------------------------------------------------------------------------
Hungary                                           40                         100
--------------------------------------------------------------------------------
India (NSDL)                                      16                         100
--------------------------------------------------------------------------------
India (Deutsche)                                  35                          45
--------------------------------------------------------------------------------
India (HSBC)                                      35                          45
--------------------------------------------------------------------------------
Indonesia                                         10                          75
--------------------------------------------------------------------------------
Ireland                                            7                          45
--------------------------------------------------------------------------------

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

Israel                                            45                          65
--------------------------------------------------------------------------------
Italy                                           4.25                          50
--------------------------------------------------------------------------------
Ivory Coast                                        3                         100
--------------------------------------------------------------------------------
Jamaica                                           11                          70
--------------------------------------------------------------------------------
Japan                                           1.60                          23
--------------------------------------------------------------------------------
Jordan                                            45                         150
--------------------------------------------------------------------------------
Kenya                                             60                          82
--------------------------------------------------------------------------------
Korea                                             11                          48
--------------------------------------------------------------------------------
Malaysia                                        7.50                          75
--------------------------------------------------------------------------------
Mauritius                                         60                         130
--------------------------------------------------------------------------------
Mexico                                          5.50                          42
--------------------------------------------------------------------------------
Morocco                                           50                         112
--------------------------------------------------------------------------------
Netherlands                                        3                          35
--------------------------------------------------------------------------------
New Zealand                                        2                          47
--------------------------------------------------------------------------------
Nigeria                                           60                         175
--------------------------------------------------------------------------------
Norway                                             6                          50
--------------------------------------------------------------------------------
Pakistan                                          30                         112
--------------------------------------------------------------------------------

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

Peru                                              45                          98
--------------------------------------------------------------------------------
Philippines                                       15                          83
--------------------------------------------------------------------------------
Poland                                         37.50                          87
--------------------------------------------------------------------------------
Portugal                                          25                          83
--------------------------------------------------------------------------------
Russia                                            22                          85
--------------------------------------------------------------------------------
Singapore                                          4                          83
--------------------------------------------------------------------------------
Slovakia                                          40                         100
--------------------------------------------------------------------------------
Slovenia                                          35                          75
--------------------------------------------------------------------------------
South Africa                                    4.50                          30
--------------------------------------------------------------------------------
Spain                                           6.50                          50
--------------------------------------------------------------------------------
Sri Lanka                                         20                         100
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                               FEES AND EXPENSES

--------------------------------------------------------------------------------
                                       ASSET CHARGE           TRANSACTION CHARGE
COUNTRY                                (BASIS POINT)          (USD $)
--------------------------------------------------------------------------------
Sweden                                             5                          45
--------------------------------------------------------------------------------
Switzerland                                        4                          53
--------------------------------------------------------------------------------

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

Taiwan                                            13                          83
--------------------------------------------------------------------------------
Thailand                                          15                          63
--------------------------------------------------------------------------------
Turkey                                         12.50                          73
--------------------------------------------------------------------------------
United Kingdom                                  1.50                          25
--------------------------------------------------------------------------------
United States*                       Tiered schedule                           8
--------------------------------------------------------------------------------
Uruguay                                           50                         100
--------------------------------------------------------------------------------
Venezuela                                         40                         100
--------------------------------------------------------------------------------
Zambia                                            60                          80
--------------------------------------------------------------------------------
Zimbabwe                                          60                          70
--------------------------------------------------------------------------------

* See next page for U.S. asset charge tiering

                                  ATTACHMENT B

                               FEES AND EXPENSES

* Asset charge for United States assets will be applied to the aggregate level of Morgan Stanley assets with JPMorgan per the following schedule:

--------------------------------------------------------------------------------
FROM:                   TO:                     ASSET CHARGE (BASIS POINT)
--------------------------------------------------------------------------------
$0                      $15 billion                                   0.65
--------------------------------------------------------------------------------
$15 billion             $25 billion                                   0.40
--------------------------------------------------------------------------------

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

Over $25 billion                                                      0.15
--------------------------------------------------------------------------------

MISCELLANEOUS FEES & OUT OF POCKET EXPENSES:

Cash Movements          $8      for USD settlements
                        $15     for non USD settlements

Registration/Transfer fees, Stamp taxes/duties and any other out of pocket costs will be recharged to the Funds at cost, where incurred by JPMorgan.

EARNINGS CREDITS:

Credits will be paid to the Funds at a rate based on the 90-Day Treasury bill rate less 1% on daily positive balances. All interest is paid after a 10% Federal Reserve requirement is deducted from the balances. The credits earned are cumulative throughout JPMorgan Chase Bank's fiscal year. At the beginning of the new fiscal year, earnings credit balances are reset to zero.

OVERDRAFT RATES:

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 2% on daily negative balances.

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